Exhibit 4.18

                      AMENDMENT TO STOCK PURCHASE WARRANTS
                      ------------------------------------

     This Amendment to Stock Purchase Warrants (this "Amendment"), dated April 25, 2003, is made by and among Peabodys Coffee, Inc., a Nevada corporation (d/b/a Black Rhino Coffee) with its headquarters located at 3845 Atherton Road, Suite 9, Rocklin, California 95765 (the "Company") and AJW Partners, LLC, AJW Offshore, Ltd. and AJW Qualified Partners, LLC (collectively, the "Investors").

     WHEREAS:

     The Company has issued to the Investors certain Stock Purchase Warrants dated December 20, 2002 and January 23, 2003 (collectively, the "Stock Purchase Warrants"); and

     The Company and the Investors desire to amend the Stock Purchase Warrants as set forth below.

     NOW, THEREFORE, the Company and the Investors hereby agree as follows:

1. AMENDMENT OF STOCK PURCHASE WARRANTS. Each of the Stock Purchase Warrants is hereby amended to delete in its entirety Section 1(b) thereof, entitled "Mandatory Exercise Rights."

2. NO OTHER PROVISIONS OR DOCUMENTS AFFECTED HEREBY. This Amendment does not affect any other provisions of the Stock Purchase Warrants or the provisions of any other document entered into in connection with the transactions set forth therein.


                       [Signatures on the Following Page]

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     IN WITNESS  WHEREOF,  the parties  have caused  this  Amendment  to be duly executed as of the date first written above.


PEABODYS COFFEE, INC.


--------------------------------------
Todd N. Tkachuk
President


AJW PARTNERS, LLC
By:  SMS Group, LLC


--------------------------------------
Corey S. Ribotsky
Manager


AJW OFFSHORE, LTD.
By:  First Street Manager II, LLC


--------------------------------------
Corey S. Ribotsky
Manager


AJW QUALIFIED, LLC
By:  AJW Manager, LLC


------------------------------------
Corey S. Ribotsky
Manager

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